Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release

Intel Reports Record Second-Quarter Revenue of $14.8 Billion
GAAP Operating Income of $3.8 Billion, Non-GAAP Operating Income of $4.2 Billion
Company Raises Full-Year Revenue and EPS Outlook

News Summary:

•	Record second-quarter revenue up 14 percent year-over-year (excluding Intel Security Group) with strong performance in client computing (up 12 percent) and data-centric* businesses (up 16 percent).

•	GAAP earnings per share (EPS) was $0.58 and non-GAAP EPS was $0.72, up 22 percent year-over-year driven by strong topline growth and gross margin improvement.

•	Intel raises full-year revenue outlook by $1.3 billion to $61.3 billion; raises full-year GAAP EPS outlook by $0.10 to $2.66 and non-GAAP EPS by $0.15 to $3.00.

•
Launched Intel’s highest performance products ever: the Intel® Core™ X-Series family for advanced gaming, VR and more, as well as Intel® Xeon® Scalable processors, which offer data center customers huge performance gains for artificial intelligence (AI) and other data-intensive workloads.

SANTA CLARA, Calif., July 27, 2017 -- Intel Corporation today reported second-quarter revenue of $14.8 billion, up 9 percent year-over-year. After adjusting for the Intel Security Group (ISecG) transaction, second-quarter revenue grew 14 percent from a year ago. Operating income was $3.8 billion, up 190 percent year-over-year, and non-GAAP operating income was $4.2 billion, up 30 percent. EPS was $0.58, up 115 percent year-over-year, and non-GAAP EPS was $0.72, up 22 percent.

The company also generated approximately $4.7 billion in cash from operations, paid dividends of $1.3 billion, and used $1.3 billion to repurchase 36 million shares of stock. Intel is raising its full-year revenue outlook by $1.3 billion to $61.3 billion and raising its EPS outlook to $2.66 (GAAP) and $3.00 (non-GAAP), which is a 15 cent increase over the previous guidance.

“Q2 was an outstanding quarter with revenue and profits growing double digits over last year,” said Brian Krzanich, Intel CEO. “We also launched new Intel Core, Xeon and memory products that reset the bar for performance leadership, and we’re gaining customer momentum in areas like AI and autonomous driving. With industry-leading products and strong first-half results, we’re on a clear path to another record year."

Key Business Unit Revenue and Trends
Quarterly Year-Over-Year
	Q2 2017	vs. Q2 2016
Client Computing Group	$8.2 billion	up	12%
Data Center Group	$4.4 billion	up	9%
Internet of Things Group	$720 million	up	26%
Non-Volatile Memory Solutions Group	$874 million	up	58%
Programmable Solutions Group	$440 million	down	5%

*Data-centric businesses include DCG, IOTG, NSG, PSG, and all other

Intel/Page 2

“We feel great about where we are relative to our three year plan and heading into the second half. Intel’s transformation continues in the third quarter when we expect to complete our planned acquisition of Mobileye,” said Bob Swan, Intel CFO. “Based on our strong first-half results and higher expectations for the PC business, we’re raising our full-year revenue and EPS forecast.”

GAAP Financial Comparison
Quarterly Year-Over-Year
	Q2 2017	Q2 2016	vs. Q2 2016
Revenue	$14.8 billion	$13.5 billion	up 9%
Gross Margin	61.6%	58.9%	up 2.7 points
R&D and MG&A	$5.1 billion	$5.2 billion	flat
Operating Income	$3.8 billion	$1.3 billion	up 190%
Tax Rate	38.6%	20.4%	up 18.2 points
Net Income	$2.8 billion	$1.3 billion	up 111%
Earnings Per Share	58 cents	27 cents	up 115%

Non-GAAP Financial Comparison
Quarterly Year-Over-Year
	Q2 2017	Q2 2016	vs. Q2 2016
Revenue	$14.8 billion ^	$13.5 billion ^	up 9%
Gross Margin	63.0%	61.8%	up 1.2 points
R&D and MG&A	$5.1 billion ^	$5.2 billion ^	flat
Operating Income	$4.2 billion	$3.2 billion	up 30%
Tax Rate	22.5%	20.4% ^	up 2.1 points
Net Income	$3.5 billion	$2.9 billion	up 23%
Earnings Per Share	72 cents	59 cents	up 22%

^ No adjustment on a non-GAAP basis.

Intel/Page 3

Business Outlook

Intel’s Business Outlook and other forward-looking statements in this earnings release reflects management’s views as of July 27, 2017. Intel does not undertake, and expressly disclaims any duty, to update any such statement whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law.

Intel’s Business Outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments and other significant transactions that may be completed after July 27, 2017 except for the planned acquisition of Mobileye N.V. (Mobileye), which we expect to close in the third quarter of 2017, pending satisfaction of all closing conditions.

Our guidance for the third-quarter and full-year 2017 include both GAAP and non-GAAP estimates. Reconciliations between these GAAP and non-GAAP financial measures are included below.

Q3 2017	GAAP	Non-GAAP	Range
Revenue	$15.7 billion	$15.7 billion ^	+/- $500 million
Gross margin percentage	61%	63%	+/- a couple pct. pts.
R&D plus MG&A spending	$5.2 billion	$5.1 billion	approximately
Restructuring and other charges	$0	$0	approximately
Amortization of acquisition-related intangibles included in operating expenses	$50 million	$0	approximately
Impact of equity investments and interest and other, net	$300 million	$300 million ^	approximately
Depreciation	$1.8 billion	$1.8 billion ^	approximately
Operating income	$4.3 billion	$4.8 billion	approximately
Tax rate	24%	24% ^	approximately
Earnings per share	$0.72	$0.80	+/- 5 cents

Full-Year 2017	GAAP	Non-GAAP	Range
Revenue	$61.3 billion	$61.3 billion ^	+/- $500 million
Gross margin percentage	61%	63%	+/- a couple pct. pts.
R&D plus MG&A spending	$20.8 billion	$20.7 billion	approximately
Restructuring and other charges	$200 million	$0	approximately
Amortization of acquisition-related intangibles included in operating expenses	$175 million	$0	approximately
Impact of equity investments and interest and other, net	$1.4 billion	$1.0 billion	approximately
Depreciation	$7.0 billion	$7.0 billion ^	+/- $200 million
Operating income	$16.4 billion	$17.9 billion	approximately
Tax rate	27%	23%	approximately
Earnings per share	$2.66	$3.00	+/- 5%
Full-year capital spending	$12.0 billion	$12.0 billion ^	+/- $500 million

For additional information regarding Intel’s results and Business Outlook, please see the CFO Earnings Presentation posted on our Investor Relations website at www.intc.com/results.cfm.

^ No adjustment on a non-GAAP basis.

Intel/Page 4

Forward-Looking Statements

The above statements and any others in this release that refer to Business Outlook, future plans and expectations are forward-looking statements that involve a number of risks and uncertainties. Words such as "anticipates," "expects," "intends," "goals," "plans," "believes," "seeks," "estimates," "continues," "may," "will," "would," "should," "could," and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such statements are based on management's expectations as of the date of this earnings release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Intel presently considers the following to be important factors that could cause actual results to differ materially from the company's expectations.

•
Demand for Intel's products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of Intel's products, products used together with Intel products and competitors' products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers.

•
Intel's gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of Intel product introductions and related expenses, including marketing expenses, and Intel's ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges.

•
Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns, fluctuations in currency exchange rates, sanctions and tariffs, and the United Kingdom referendum to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations, which could be changed without prior notice.

•	Intel operates in highly competitive industries and its operations have high costs that are either fixed or difficult to reduce in the short term.

•
The amount, timing and execution of Intel's stock repurchase program may fluctuate based on Intel's priorities for the use of cash for other purposes—such as investing in our business, including operational and capital spending, acquisitions, and returning cash to our stockholders as dividend payments—and because of changes in cash flows or changes in tax laws.

•
Intel's expected tax rate is based on current tax law and current expected income and may be affected by the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•
Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments.

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation.

Intel/Page 5

•
Intel's results could be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting Intel from manufacturing or selling one or more products, precluding particular business practices, impacting Intel's ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

•
Intel's results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions. In addition, risks associated with our planned acquisition of Mobileye N.V. are described in the “Forward Looking Statements” section of Intel’s press release entitled "Intel to Acquire Mobileye; Combining Technology and Talent to Accelerate the Future of Autonomous Driving" dated March 13, 2017, which risk factors are incorporated by reference herein.

Additional information regarding these and other factors that could affect Intel's results is included in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov.

Intel/Page 6

Earnings Webcast
Intel will hold a public webcast at 2:00 p.m. PDT today to discuss the results for its second quarter of 2017. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com/results.cfm. The CFO Earnings Presentation, webcast replay, and audio download will also be available on the site.

Intel plans to report its earnings for the third quarter of 2017 on October 26, 2017 promptly after close of market, and related materials will be available at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:00 p.m. PDT at www.intc.com.

About Intel

Intel (NASDAQ: INTC) expands the boundaries of technology to make the most amazing experiences possible. Information about Intel can be found at newsroom.intel.com and intel.com.

Intel, the Intel logo and Intel Optane, are trademarks of Intel Corporation or its subsidiaries in the U.S. and/or other countries. Other names and brands may be claimed as the property of others.

Intel/Page 7

INTEL CORPORATION
CONSOLIDATED SUMMARY STATEMENT OF INCOME DATA
(In millions, except per share amounts)

	Three Months Ended		Six Months Ended
	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
NET REVENUE	$14,763	$13,533	$29,559	$27,235
Cost of sales	5,665	5,560	11,314	11,132
GROSS MARGIN	9,098	7,973	18,245	16,103
Research and development	3,275	3,145	6,601	6,391
Marketing, general and administrative	1,854	2,007	3,958	4,233
R&D AND MG&A	5,129	5,152	10,559	10,624
Restructuring and other charges	105	1,414	185	1,414
Amortization of acquisition-related intangibles	37	89	75	179
OPERATING EXPENSES	5,271	6,655	10,819	12,217
OPERATING INCOME	3,827	1,318	7,426	3,886
Gains (losses) on equity investments, net	342	478	594	500
Interest and other, net	403	(126)	367	(208)
INCOME BEFORE TAXES	4,572	1,670	8,387	4,178
Provision for taxes	1,764	340	2,615	802
NET INCOME	$2,808	$1,330	$5,772	$3,376

BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.60	$0.28	$1.22	$0.71
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.58	$0.27	$1.19	$0.69

WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
BASIC	4,710	4,729	4,717	4,725
DILUTED	4,845	4,866	4,864	4,870

Intel/Page 8

INTEL CORPORATION
CONSOLIDATED SUMMARY BALANCE SHEET DATA
(In millions)

	Jul 1, 2017	Dec 31, 2016
CURRENT ASSETS
Cash and cash equivalents	$11,687	$5,560
Short-term investments	3,158	3,225
Trading assets	11,084	8,314
Accounts receivable, net	5,397	4,690
Inventories
Raw materials	1,014	695
Work in process	3,775	3,190
Finished goods	1,535	1,668
	6,324	5,553
Assets held for sale	—	5,210
Other current assets	2,967	2,956
TOTAL CURRENT ASSETS	40,617	35,508

Property, plant and equipment, net	38,130	36,171
Marketable equity securities	5,904	6,180
Other long-term investments	4,481	4,716
Goodwill	14,102	14,099
Identified intangible assets, net	8,867	9,494
Other long-term assets	10,006	7,159
TOTAL ASSETS	$122,107	$113,327

CURRENT LIABILITIES
Short-term debt	$4,130	$4,634
Accounts payable	3,671	2,475
Accrued compensation and benefits	2,332	3,465
Accrued advertising	835	810
Deferred income	1,587	1,718
Liabilities held for sale	—	1,920
Other accrued liabilities	6,227	5,280
TOTAL CURRENT LIABILITIES	18,782	20,302

Long-term debt	27,855	20,649
Long-term deferred tax liabilities	2,502	1,730
Other long-term liabilities	3,469	3,538

TEMPORARY EQUITY	874	882

Stockholders' equity
Preferred stock	—	—
Common stock and capital in excess of par value	25,781	25,373
Accumulated other comprehensive income (loss)	1,174	106
Retained earnings	41,670	40,747
TOTAL STOCKHOLDERS' EQUITY	68,625	66,226
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS' EQUITY	$122,107	$113,327

Intel/Page 9

INTEL CORPORATION
SUPPLEMENTAL FINANCIAL AND OTHER INFORMATION
(In millions)

	Q2 2017	Q1 2017	Q2 2016
CASH INVESTMENTS:
Cash and short-term investments	$14,845	$7,992	$8,186
Trading assets	11,084	9,303	9,503
Total cash investments	$25,929	$17,295	$17,689

CURRENT DEFERRED INCOME:
Deferred income on shipments of components to distributors	$1,416	$1,461	$1,484
Deferred income from software, services and other	171	237	1,323
Total current deferred income	$1,587	$1,698	$2,807

SELECTED CASH FLOW INFORMATION:
Operating activities:
Depreciation	$1,675	$1,625	$1,522
Share-based compensation	$328	$397	$364
Amortization of intangibles	$313	$321	$395
Investing activities:
Additions to property, plant and equipment	$(2,778)	$(1,952)	$(2,286)
Proceeds from divestitures	$924	$—	$—
Investments in non-marketable equity investments	$(203)	$(422)	$(481)
Financing activities:
Repayment of debt	$(500)	$—	$—
Repurchase of common stock	$(1,276)	$(1,242)	$(804)
Proceeds from sales of common stock to employees	$77	$329	$184
Issuance of long-term debt, net of issuance costs	$7,078	$—	$2,734
Payment of dividends to stockholders	$(1,287)	$(1,229)	$(1,233)

EARNINGS PER SHARE OF COMMON STOCK INFORMATION:
Weighted average shares of common stock outstanding - basic	4,710	4,723	4,729
Dilutive effect of employee equity incentive plans	36	58	49
Dilutive effect of convertible debt	99	100	88
Weighted average shares of common stock outstanding - diluted	4,845	4,881	4,866

STOCK BUYBACK:
Shares repurchased	38	35	26
Cumulative shares repurchased (in billions)	4.9	4.9	4.8
Remaining dollars authorized for buyback (in billions)	$14.2	$5.5	$7.8

OTHER INFORMATION:
Employees (in thousands)	100.6	106.9	106.5

Intel/Page 10

INTEL CORPORATION
SUPPLEMENTAL OPERATING SEGMENT RESULTS
(In millions)

	Three Months Ended			Six Months Ended
	Jul 1, 2017	Apr 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016
Net Revenue
Client Computing Group
Platform	$7,634	$7,397	$6,938	$15,031	$14,137
Other	579	579	400	1,158	750
	8,213	7,976	7,338	16,189	14,887
Data Center Group
Platform	4,026	3,879	3,718	7,905	7,425
Other	346	353	309	699	601
	4,372	4,232	4,027	8,604	8,026
Internet of Things Group
Platform	614	632	497	1,246	1,068
Other	106	89	75	195	155
	720	721	572	1,441	1,223
Non-Volatile Memory Solutions Group	874	866	554	1,740	1,111
Programmable Solutions Group	440	425	465	865	824
All Other	144	576	577	720	1,164
TOTAL NET REVENUE	$14,763	$14,796	$13,533	$29,559	$27,235
Operating income (loss)
Client Computing Group	$3,025	$3,031	$1,911	$6,056	$3,796
Data Center Group	1,661	1,487	1,765	3,148	3,529
Internet of Things Group	139	105	89	244	212
Non-Volatile Memory Solutions Group	(110)	(129)	(224)	(239)	(319)
Programmable Solutions Group	97	92	(62)	189	(262)
All Other	(985)	(987)	(2,161)	(1,972)	(3,070)
TOTAL OPERATING INCOME	$3,827	$3,599	$1,318	$7,426	$3,886

Our divestiture of Intel Security Group (ISecG) closed on April 3, 2017, in the second quarter of 2017. We have recast the ISecG results from prior periods to now be included within "all other".
Revenue for our reportable and non-reportable operating segments is primarily related to the following product lines:

•
Client Computing Group. Includes platforms designed for notebooks, 2 in 1 systems, desktops (including all-in-ones and high-end enthusiast PCs), tablets, phones, wireless and wired connectivity products, and mobile communication components.

•
Data Center Group. Includes workload-optimized platforms for compute, storage, and network functions and related products designed for enterprise, cloud, and communication infrastructure market segments.

•
Internet of Things Group. Includes platforms designed for Internet of Things market segments, including retail, transportation, industrial, video, buildings and smart cities, along with a broad range of other market segments.

•	Non-Volatile Memory Solutions Group. Includes Intel® Optane™ SSD products and NAND flash memory products primarily used in solid-state drives.

•
Programmable Solutions Group. Includes programmable semiconductors primarily field-programmable gate array (FPGAs) and related products for a broad range of market segments, including communications, data center, industrial, military, and automotive.

We have sales and marketing, manufacturing, engineering finance, and administration groups. Expenses for these groups are generally allocated to the operating segments and the expenses are included in the following operating results.
All other category includes revenue, expenses, and charges such as:

•	results of operations from non-reportable segments;

•	amounts included within restructuring and other charges;

•	a portion of profit-dependent compensation and other expenses not allocated to the operating segments;

•	divested businesses for which discrete operating results are not regularly reviewed by our Chief Operating Decision Maker (CODM), who is our Chief Executive Officer;

•	results of operations of start-up businesses that support our initiatives, including our foundry business; and

•	acquisition-related costs, including amortization and any impairment of acquisition-related intangibles and goodwill.
A substantial majority of our revenue is generated from the sale of platforms. Platforms incorporate various components and technologies, including a microprocessor and chipset, a stand-alone SoC, or a multi-chip package. Our remaining primary product lines are incorporated in "other."

Intel/Page 11

INTEL CORPORATION
SUPPLEMENTAL PLATFORM REVENUE INFORMATION

	Q2 2017	Q2 2017	Q2 YTD 2017
	compared to Q1 2017	compared to Q2 2016	compared to Q2 YTD 2016
Client Computing Group Platform
Unit Volumes	6%	3%	—%
Average Selling Prices	(2)%	8%	7%

Data Center Group Platform
Unit Volumes	5%	7%	3%
Average Selling Prices	(1)%	1%	4%

Client Computing Group Notebook, Desktop and Tablet Platform Key Drivers
Q2 2017 compared to Q2 2016:
- Notebook platform volumes increased 14%
- Notebook platform average selling prices increased 6%
- Desktop platform volumes decreased 1%
- Desktop platform average selling prices decreased 1%

First six months of 2017 compared to the first six months of 2016:
- Notebook platform volumes increased 7%
- Notebook platform average selling prices increased 6%
- Desktop platform volumes decreased 4%
- Desktop platform average selling prices increased 1%

Intel/Page 12

INTEL CORPORATION
EXPLANATION OF NON-GAAP MEASURES

In addition to disclosing financial results in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains references to the non-GAAP financial measures described below. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects. Income tax effects have been calculated using an appropriate tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Acquisition-related adjustments: The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions as follows:

•
Revenue and gross margin: Non-GAAP financial measures exclude the impact of the deferred revenue write-down, amortization of acquisition-related intangible assets that impact cost of sales, and the inventory valuation adjustment.

◦
Deferred revenue write-down: Sales to distributors are made under agreements allowing for subsequent price adjustments and returns and are deferred until the products are resold by the distributor. Business combination accounting principles require us to write down to fair value the deferred revenue assumed in our acquisitions as we have limited performance obligations associated with this deferred revenue. Our GAAP revenues and related cost of sales for the subsequent reselling by distributors to end customers after an acquisition do not reflect the full amounts that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments made in the first quarter of 2016 eliminate the effect of the deferred revenue write-down associated with our acquisition of Altera. We believe these adjustments are useful to investors as an additional means to reflect revenue and gross margin trends of our business.

◦
Inventory valuation adjustment: Business combination accounting principles require us to measure acquired inventory at fair value. The fair value of inventory reflects the acquired company’s cost of manufacturing plus a portion of the expected profit margin. The non-GAAP adjustments to our cost of sales in the first half of 2016 exclude the expected profit margin component that is recorded under business combination accounting principles associated with our acquisitions of Mobileye (for Business Outlook) and Altera. We believe the adjustments are useful to investors as an additional means to reflect cost of sales and gross margin trends of our business.

•
Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of intangibles assets such as developed technology, trade names, and customer relationships acquired in connection with business combinations. We record charges relating to the amortization of these intangibles within both cost of sales and operating expenses in our GAAP financial statements. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.

•
R&D plus MG&A spending: Non-GAAP R&D plus MG&A spending excludes the impact of other charges associated with the acquisitions of Mobileye (for Business Outlook) and Altera. These charges primarily include bankers fees, compensation-related costs, and valuation charges for stock based compensation incurred related to the acquisitions. We believe these adjustments are useful to investors as an additional means to reflect the spending trends of our business.

Restructuring and other charges: Restructuring charges are costs associated with a formal restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include asset impairments, pension charges, and costs associated with the Intel Security Group divestiture. We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures. We believe that these costs do not reflect our current operating performance. Consequently, our non-GAAP adjustments exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Gains or losses from divestiture: We recognized a gain in the second quarter of 2017 as a result of our divestiture of the Intel Security Group. We have excluded this gain for purposes of calculating certain non-GAAP measures. We believe making these adjustments facilitate a better evaluation of our current operating performance and comparisons to past operating results.
Gross cash and other longer term investments: We reference non-GAAP financial measures of gross cash and other longer term investments, which are used by management when assessing our sources of liquidity and capital resources. We believe these non-GAAP financial measures are helpful to investors in understanding our capital structure and how we manage our resources.

Intel/Page 13

SUPPLEMENTAL RECONCILIATIONS OF GAAP OUTLOOK TO NON-GAAP OUTLOOK
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Q3 2017 Outlook		2017 Outlook

GAAP GROSS MARGIN PERCENTAGE	61%	+/- a couple pct. pts.	61%	+/- a couple pct. pts.
Adjustment for inventory valuation	—%		—%
Adjustment for amortization of acquisition-related intangibles	2%		2%
NON-GAAP GROSS MARGIN PERCENTAGE	63%	+/- a couple pct. pts.	63%	+/- a couple pct. pts.

GAAP R&D PLUS MG&A SPENDING ($ in Billions)	$5.2	approximately	$20.8	approximately
Adjustment for other acquisition-related charges	(0.1)		(0.1)
NON-GAAP R&D PLUS MG&A SPENDING	$5.1		$20.7

GAAP RESTRUCTURING AND OTHER CHARGES ($ in Millions)	$—	approximately	$200	approximately
Adjustment for restructuring and other charges	—		(200)
NON-GAAP RESTRUCTURING AND OTHER CHARGES	$—		$—

GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES ($ in Millions)	$50	approximately	$175	approximately
Adjustment for amortization of acquisition-related intangibles	(50)		(175)
NON-GAAP AMORTIZATION OF ACQUISITION-RELATED INTANGIBLES IN OPERATING EXPENSES	$—		$—

GAAP OPERATING INCOME ($ in Billions)	$4.3	approximately	$16.4	approximately
Adjustment for inventory valuation	0.1		0.1
Adjustment for other acquisition-related charges	0.1		0.1
Adjustment for restructuring and other charges	—		0.2
Adjustment for amortization of acquisition-related intangibles	0.3		1.1
NON-GAAP OPERATING INCOME	$4.8	approximately	$17.9	approximately

GAAP IMPACT OF EQUITY INVESTMENTS AND INTEREST AND OTHER, NET ($ in Billions)	$300	approximately	$1.4	approximately
(Gains) losses from divestiture	—		(0.4)
NON-GAAP IMPACT OF EQUITY INVESTMENTS AND INTEREST AND OTHER, NET	$300	approximately	$1.0	approximately

GAAP TAX RATE	24%	approximately	27%	approximately
Adjustment for the divestiture of Intel Security	—%		(4)%
NON-GAAP TAX RATE	24%	approximately	23%	approximately

GAAP EARNINGS PER SHARE	$0.72	+/- 5 cents	$2.66	+/- 5%
Adjustment for inventory valuation	0.02		0.03
Adjustment for other acquisition-related charges	0.02		0.02
Adjustment for restructuring and other charges	—		0.04
Adjustment for amortization of acquisition-related intangibles	0.06		0.23
(Gains) losses from divestiture	—		(0.08)
Income tax effect	(0.02)		0.10
NON-GAAP EARNINGS PER SHARE	$0.80	+/- 5 cents	$3.00	+/- 5%

Intel/Page 14

SUPPLEMENTAL RECONCILIATIONS OF GAAP ACTUALS TO NON-GAAP ACTUALS
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustment made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended		Six Months Ended
($ in Millions, except per share amounts)	Jul 1, 2017	Jul 2, 2016	Jul 1, 2017	Jul 2, 2016

GAAP NET REVENUE	$14,763	$13,533	$29,559	$27,235
Deferred revenue write-down	—	—	—	99
NON-GAAP NET REVENUE	$14,763	$13,533	$29,559	$27,334

GAAP GROSS MARGIN	$9,098	$7,973	$18,245	$16,103
Deferred revenue write-down, net of cost of sales	—	—	—	64
Inventory valuation	—	161	—	387
Amortization of acquisition-related intangibles	198	235	407	470
NON-GAAP GROSS MARGIN	$9,296	$8,369	$18,652	$17,024

GAAP GROSS MARGIN PERCENTAGE	61.6%	58.9%	61.7%	59.1%
Deferred revenue write-down, net of cost of sales	—%	—%	—%	—%
Inventory valuation	—%	1.2%	—%	1.4%
Amortization of acquisition-related intangibles	1.4%	1.7%	1.4%	1.8%
NON-GAAP GROSS MARGIN PERCENTAGE	63.0%	61.8%	63.1%	62.3%

GAAP R&D PLUS MG&A SPENDING	$5,129	$5,152	$10,559	$10,624
Other acquisition-related charges	—	—	—	(100)
NON-GAAP R&D PLUS MG&A SPENDING	$5,129	$5,152	$10,559	$10,524

GAAP OPERATING INCOME	$3,827	$1,318	$7,426	$3,886
Deferred revenue write-down, net of cost of sales	—	—	—	64
Inventory valuation	—	161	—	387
Amortization of acquisition-related intangibles	235	324	482	649
Restructuring and other charges	105	1,414	185	1,414
Other acquisition-related charges	—	—	—	100
NON-GAAP OPERATING INCOME	$4,167	$3,217	$8,093	$6,500

GAAP TAX RATE	38.6%	20.4%	31.2%	19.2%
Adjustment for the divestiture of Intel Security	(16.1)%	—%	(8.8)%	—%
NON-GAAP TAX RATE	22.5%	20.4%	22.4%	19.2%

GAAP NET INCOME	$2,808	$1,330	$5,772	$3,376
Deferred revenue write-down, net of cost of sales	—	—	—	64
Inventory valuation	—	161	—	387
Amortization of acquisition-related intangibles	235	324	482	649
Restructuring and other charges	105	1,414	185	1,414
Other acquisition-related charges	—	—	—	100
(Gains) Losses from divestiture	(387)	—	(387)	—
Income tax effect	745	(370)	672	(502)
NON-GAAP NET INCOME	$3,506	$2,859	$6,724	$5,488

GAAP DILUTED EARNINGS PER COMMON SHARE	$0.58	$0.27	$1.19	$0.69
Deferred revenue write-down, net of cost of sales	—	—	—	0.01
Inventory valuation	—	0.03	—	0.08
Amortization of acquisition-related intangibles	0.05	0.07	0.10	0.14
Restructuring and other charges	0.02	0.29	0.04	0.29
Other acquisition-related charges	—	—	—	0.02
(Gains) Losses from divestiture	(0.08)	—	(0.08)	—
Income tax effect	0.15	(0.07)	0.13	(0.10)
NON-GAAP DILUTED EARNINGS PER COMMON SHARE	$0.72	$0.59	$1.38	$1.13

Intel/Page 15

SUPPLEMENTAL RECONCILIATIONS OF GAAP CASH AND CASH EQUIVALENTS TO NON-GAAP GROSS CASH AND NON-GAAP GROSS CASH RESULTS
Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. The non-GAAP financial measures disclosed by the company have limitations and should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to comparable GAAP measures, the ways management uses these non-GAAP measures, and the reasons why management believes these non-GAAP measures provide useful information for investors.

($ in Millions)	Jul 1, 2017	Apr 1, 2017	Dec 31, 2016

GAAP CASH AND CASH EQUIVALENTS	$11,687	$4,934	$5,560
Short-term investments	3,158	3,058	3,225
Trading assets	11,084	9,303	8,314
Total cash investments	$25,929	$17,295	17,099

GAAP OTHER LONG-TERM INVESTMENTS	$4,481	$5,149	$4,716
Loans receivable and other	3,355	1,010	996
Reverse repurchase agreements with original maturities greater than approximately three months	250	250	250
NON-GAAP OTHER LONGER TERM INVESTMENTS	$8,086	$6,409	$5,962
NON-GAAP GROSS CASH	$34,015	$23,704	$23,061